Exhibit 99.1

Case 19-12051-MFW     Doc 116     Filed 10/11/19     Page 1 of 4

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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In re:	:	Chapter 11
:
SIENNA BIOPHARMACEUTICALS, INC.,	:	Case No. 19-12051 (MFW)
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Debtor.[1]	:
	:	Ref. Docket Nos. 6, 40, 101
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NOTICE OF FINAL ORDER (I) ESTABLISHING

NOTICE AND HEARING PROCEDURES FOR TRADING OF

SIENNA EQUITY SECURITIES AND (II) GRANTING RELATED RELIEF

TO ALL HOLDERS OF EQUITY INTERESTS IN SIENNA BIOPHARMACEUTICALS, INC.:

PLEASE TAKE NOTICE THAT on September 16, 2019 (the “Petition Date”), the above-captioned debtor and debtor in possession (the “Debtor”) commenced a case under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”). Subject to certain exceptions, section 362 of the Bankruptcy Code operates as a stay of any act to obtain possession of property of the Debtor’s estate or of property from the Debtor’s estate or to exercise control over property of the Debtor’s estate.

PLEASE TAKE FURTHER NOTICE THAT on the Petition Date the Debtor filed a motion seeking entry of an order pursuant to sections 105, 362, and 541 of the Bankruptcy Code establishing notification and hearing procedures for trading of Sienna Biopharmaceuticals, Inc. (“Sienna”) equity securities (the “Motion”).

PLEASE TAKE FURTHER NOTICE THAT on October 10, 2019, the United States Bankruptcy Court for the District of Delaware (the “Court”) entered a final order establishing notification and hearing procedures for trading of Sienna equity securities [Docket No. 101] (the “Final Order”), thereby approving the procedures set forth below in order to preserve the Debtor’s Tax Attributes (as defined in the Motion).

PLEASE TAKE FURTHER NOTICE THAT, pursuant to the Final Order, the following procedures shall apply to holding and trading of Sienna equity securities:

a.

Any purchase, sale, or other transfer of Sienna equity securities in violation of the procedures set forth herein (including the notice requirements set forth herein and in the Final Order) shall be null and void ab initio as an act in violation of the automatic stay under sections 362 and 105(a) of the Bankruptcy Code.

1	The last four digits of the Debtor’s federal tax identification number are 4627. The Debtor’s mailing address is 30699 Russell Ranch Road, Suite 140, Westlake Village, California 91362.

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b.

To the extent they have not already done so, any person or entity (as defined in Treasury Regulations Section 1.382-3(a)(l)) who currently is or becomes a Substantial Shareholder (as defined in Paragraph (f) below) shall file with the Court, and serve on (i) counsel to the Debtor, (A) Latham & Watkins LLP, 355 South Grand Avenue, Suite 100, Los Angeles, California 90071 (Attn: Peter M. Gilhuly, Esq. and Ted A. Dillman, Esq.), and (B) Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 North King Street, Wilmington, Delaware 19801 (Attn: Michael R. Nestor, Esq. and Kara Hammond Coyle, Esq.), and (ii) proposed counsel to the statutory committee of unsecured creditors appointed in this chapter 11 case (the “Creditors’ Committee”), (A) Foley & Lardner LLP, 90 Park Avenue, New York, New York 10016 (Attn: Richard J. Bernard, Esq. and Alissa M. Nann, Esq.), and (B) Potter Anderson & Corroon LLP, 1313 N. Market Street, 6th Floor, Wilmington, Delaware 19801 (Attn: Christopher M. Samis, Esq., L. Katherine Good, Esq., and D. Ryan Slaugh, Esq.), a notice of such status, in the form of Exhibit 1 attached to the Final Order, on or before the later of (i) 20 calendar days after the date of this Notice and (ii) 14 calendar days after becoming a Substantial Shareholder.

c.

At least 14 calendar days prior to effectuating any transfer of equity securities (including Options to acquire such securities, as defined in Paragraph (f) below) that would result in an increase in the amount of Stock (as defined in Paragraph (f) below) beneficially owned by a Substantial Shareholder (as defined in Paragraph (f) below) or would result in a person or entity becoming a Substantial Shareholder, such Substantial Shareholder (or person or entity that may become a Substantial Shareholder) shall file with the Court, and serve on counsel to the Debtor and proposed counsel to the Creditors’ Committee, advance written notice, in the form of Exhibit 2 attached to the Final Order, of the intended transfer of equity securities.

d.

At least 14 calendar days prior to effectuating any transfer of equity securities (including Options to acquire such securities, as defined in Paragraph (f) below) that would result in a decrease in the amount of Stock (as defined in Paragraph (f) below) beneficially owned by a Substantial Shareholder (as defined in Paragraph (f) below) or would result in a person or entity ceasing to be a Substantial Shareholder, such Substantial Shareholder shall file with the Court, and serve on counsel to the Debtor and proposed counsel to the Creditors’ Committee, advance written notice, in the form of Exhibit 3 attached to the Final Order, of the intended transfer of equity securities (the notices required to be filed and served under Paragraph (c) and this Paragraph (d), each a “Notice of Proposed Transfer”).

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e.

The Debtor shall have 14 calendar days after receipt of a Notice of Proposed Transfer to file with the Court and serve on such Substantial Shareholder (as defined in Paragraph (f) below) (or person or entity that may become a Substantial Shareholder) an objection to any proposed transfer of equity securities described in the Notice of Proposed Transfer on the grounds that such transfer may adversely affect the Debtor’s ability to utilize its Tax Attributes (as defined in the Motion). If the Debtor files an objection, such transaction will not be effective unless approved by a final and non-appealable order of the Court. If the Debtor does not object within such 14-day period, such transaction may proceed solely as set forth in the Notice of Proposed Transfer. Further transactions within the scope of this Paragraph (e) must be the subject of additional notices as set forth herein, with an additional 14-day waiting period.

f.

For purposes of these procedures, (i) a “Substantial Shareholder” is any person or entity (as defined in Treasury Regulations Section 1.382-3(a)) which beneficially owns at least 4.5% of all issued and outstanding shares (equal to, as of August 27, 2019, approximately 1,391,000 shares2) of the common stock of Sienna (the “Stock”), and (ii) “ownership” (or any variation thereof of the Stock and Options to acquire the Stock) shall be determined in accordance with applicable rules under Section 382 of title 26 of the United States Code, the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, and rulings issued by the United States Internal Revenue Service, and thus, to the extent provided therein, from time to time shall include, without limitation, (A) direct and indirect ownership (e.g., a holding company would be considered to beneficially own all shares owned or acquired by its subsidiaries); (B) ownership by the holder’s family members and persons acting in concert with the holder to make a coordinated acquisition of stock; and (C) ownership of an Option to acquire the Stock, but only to the extent such Option is treated as exercised under Treasury Regulations Section 1.382-4(d). An “Option” to acquire stock includes all interests described in Treasury Regulations Section 1.382-4(d)(9), including any contingent purchase, warrant, convertible debt, put, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE THAT, upon the request of any person, counsel to the Debtor, (i) Latham & Watkins LLP, 355 South Grand Avenue, Suite 100, Los Angeles, California 90071-1560 (Attn: Peter M. Gilhuly, Esq. and Ted A. Dillman, Esq. (emails: peter.gilhuly@lw.com and ted.dillman@lw.com)), and (ii) Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 North King Street, Wilmington, Delaware 19801 (Attn: Michael R. Nestor, Esq. and Kara Hammond Coyle, Esq. (emails: mnestor@ycst.com and kcoyle@ycst.com)), will provide a form of each of the required notices described above.

2	Based upon 30,907,542 million shares of Sienna equity securities issued and outstanding as of August 27, 2019.

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PLEASE TAKE FURTHER NOTICE THAT a copy of the Final Order may be obtained free of charge online at https://dm.epiq11.com/Sienna.

FAILURE TO FOLLOW THE PROCEDURES SET FORTH IN THIS NOTICE SHALL CONSTITUTE A VIOLATION OF, AMONG OTHER THINGS, THE AUTOMATIC STAY PRESCRIBED BY SECTION 362 OF THE BANKRUPTCY CODE.

ANY PROHIBITED PURCHASE, ACQUISITION, ACCUMULATION, SALE, TRADE OR OTHER TRANSFER OF SIENNA EQUITY SECURITIES IN VIOLATION OF THE FINAL ORDER SHALL BE NULL AND VOID AB INITIO AND MAY BE PUNISHED BY CONTEMPT OR OTHER SANCTIONS IMPOSED BY THE COURT.

PLEASE TAKE FURTHER NOTICE THAT the requirements set forth in this Notice are in addition to the requirements of applicable securities, corporate, and other laws, and do not excuse compliance therewith.

Dated: October 11, 2019	YOUNG CONAWAY STARGATT & TAYLOR, LLP
Wilmington, Delaware

/s/ Kara Hammond Coyle
Michael R. Nestor (No. 3526)
Kara Hammond Coyle (No. 4410)
Jaclyn Weissgerber (No. 6477)
Rodney Square
1000 North King Street
Wilmington, Delaware 19801
Telephone:	(302) 571-6600
Facsimile:	(302) 571-1253
Email:	mnestor@ycst.com
kcoyle@ycst.com
jweissgerber@ycst.com

- and -

LATHAM & WATKINS LLP

Peter M. Gilhuly (pro hac vice admission pending)
Ted A. Dillman (pro hac vice admission pending)
355 South Grand Avenue, Suite 100
Los Angeles, California 90071
Telephone:	(213) 485-1234
Facsimile:	(213) 891-8763
Email:	peter.gilhuly@lw.com
ted.dillman@lw.com

Counsel for Debtor and Debtor in Possession

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